UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2026, Calidi Biotherapeutics, Inc. (the “Company”) received a letter (the “Notice”) from staff of NYSE American LLC (the “Exchange”). The Notice stated that the Company is not in compliance with the stockholders’ equity continued listing standard in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(ii) requires a listed company to maintain stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Notice stated that the Company reported stockholders’ equity of $3.1 million as of June 30, 2026, and net losses in three of its four most recent fiscal years ended December 31, 2025. It also stated that the Company is not currently eligible for any exemption from the stockholders’ equity requirements of Section 1003(a) of the Company Guide.

The Company has until October 21, 2026, to submit a plan (the “Plan”) of actions it has taken or will take to regain compliance with the continued listing standards by March 21, 2028. The Company intends to timely deliver a Plan to the Exchange. If the Exchange accepts the plan, the Company will be subject to periodic reviews, including quarterly monitoring for compliance with the Plan. If the Company does not submit a Plan, or if the Plan is not accepted, delisting proceedings will commence. If the Plan is accepted but the Company is not in compliance with the continued listing standards by March 21, 2028, or does not make progress consistent with the Plan, the Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with the Company Guide.

The Notice has no immediate effect on the listing or trading of the Company’s common stock. The common stock will continue to trade on NYSE American under the symbol “CLDI,” subject to the Company’s compliance with Exchange’s other continued listing standards. The Exchange will add the Company to its list of noncompliant issuers on its website and will disseminate a “.BC” indicator with the Company’s ticker symbol to denote the noncompliance. The Notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission.

Item 8.01 Other Events.

On September 25, 2026, the Company issued a press release relating to the matters described in Item 3.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K (including Exhibit 99.1) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s intention to submit a compliance plan, NYSE American’s acceptance of any such plan, and the Company’s ability to regain compliance with NYSE American’s continued listing standards. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Those risks include the Company’s ability to raise capital or otherwise increase stockholders’ equity, NYSE American’s evaluation of any plan the Company submits, and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent SEC filings. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.
Dated: September 25, 2026
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer